Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Reports
Second Quarter 2024 Financial Results
– Signed 540,000 Sq Ft of Office Leases –
– Provided 3Q 2024 FFO Outlook and Updated Full-Year Assumptions –
____________
LOS ANGELES (August 7, 2024)—Hudson Pacific Properties, Inc. (NYSE: HPP) (the "Company," "Hudson Pacific," or "HPP"), a unique provider of end-to-end real estate solutions for dynamic tech and media tenants, today announced financial results for the second quarter 2024.

"With over 500,000 square feet of office leases signed in the second quarter, we have continued to build on our strong start to the year. While still challenging, our west coast office market conditions are gradually improving. We believe our solid leasing execution will continue as we move through the balance of the year given the second quarter was our highest activity since 2022, and our leasing pipeline remains healthy," stated Victor Coleman, Hudson Pacific's Chairman and CEO.

"In terms of our studios, after 18 months of strikes and negotiations, the recent ratification of the Teamsters’ contract clears the way for increased production activity. However, industry dynamics are very fluid, and as a result, we still lack visibility in regard to timing and direction of our studio operations. Importantly, we do not require production to return to anywhere near prior peak levels for our studio business to start to contribute meaningful value, in part due to the streamlining of our model these past few years, but it will take time. Lastly, from a balance sheet perspective, ongoing deleveraging remains a top priority and we have no debt maturities until the end of 2025."

Financial Results Compared to Second Quarter 2023
•Total revenue of $218.0 million compared to $245.2 million, primarily due to asset sales and two tenant move outs, one at 1455 Market and one at Sunset Las Palmas Studios, all partially offset by improved studio ancillary revenue
•Net loss attributable to common stockholders of $47.0 million, or $0.33 per diluted share, compared to net loss of $36.2 million, or $0.26 per diluted share, largely attributable to the items affecting revenue, and partially offset by reduced depreciation and interest expense
•FFO, excluding specified items, of $24.5 million, or $0.17 per diluted share, compared to $34.5 million, or $0.24 per diluted share, mostly attributable to the items affecting revenue, along with less FFO allocable to non-controlling interests. Specified items consisted of transaction-related income of $0.1 million, or $0.00 per diluted share; and a one-time derivative fair value adjustment of $1.3 million, or $0.01 per diluted share. Prior year specified items consisted of transaction-related income of $2.5 million, or $0.02 per diluted share; prior-period property tax reimbursement of $1.5 million, or $0.01 per diluted share; deferred tax asset write-off expense of $3.5 million, or $0.02 per diluted share; and, gain on debt extinguishment (net of taxes) of $7.2 million, or $0.05 per diluted share.
•FFO of $23.3 million, or $0.16 per diluted share, compared to $42.2 million, or $0.29 per diluted share
•AFFO of $24.2 million, or $0.17 per diluted share, compared to $31.1 million, or $0.22 per diluted share, primarily attributable to the items affecting FFO, partially improved by reduced non-cash revenue adjustments and lower recurring capital expenditures
•Same-store cash NOI of $105.2 million, compared to $119.3 million, mostly driven by the two tenant move outs at 1455 Market and Sunset Las Palmas Studios

Hudson Pacific Properties, Inc.
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Leasing
•Executed 82 new and renewal leases totaling 539,531 square feet, with significant leases including:
◦157,000-square-foot new lease with the City and County of San Francisco at 1455 Market with a 21-year term
◦48,000-square-foot renewal lease with a financial services company at the Ferry Building with an approximately 6-year term
•GAAP rents increased 2.6% and cash rents decreased 13.3% from prior levels, with the change in cash rents primarily resulting from the aforementioned new lease at 1455 Market. If excluded, GAAP and cash rents increased 8.0% and 0.9%, respectively
•In-service office portfolio ended the quarter at 78.7% occupied and 80.0% leased, compared to 79.0% and 80.5%, respectively, in first quarter of this year, with the change primarily due to a single tenant known vacate at Concourse
•On average over the trailing 12 months, the in-service studio portfolio was 76.1% leased, and the related 34 stages were 78.1% leased, compared to 76.9% and 79.4%, respectively, in the first quarter of this year, with the change due to the aforementioned tenant move out at Sunset Las Palmas
Balance Sheet as of June 30, 2024
•$706.5 million of total liquidity comprised of $78.5 million of unrestricted cash and cash equivalents and $628.0 million of undrawn capacity under the unsecured revolving credit facility
•$13.4 million and $183.1 million, or $6.7 million and $46.8 million at HPP's share, of undrawn capacity under construction loans secured by Sunset Glenoaks Studios and Sunset Pier 94 Studios, respectively
•HPP's share of net debt to HPP's share of undepreciated book value was 37.3% with 92.2% of debt fixed or capped and no maturities until November 2025
Dividend
•The Company's Board of Directors declared and paid dividends on its common stock of $0.05 per share, and on its 4.750% Series C cumulative preferred stock of $0.296875 per share
2024 Outlook
Hudson Pacific is providing an FFO outlook for the third quarter of $0.08 to $0.12 per diluted share and updating key assumptions related to its full-year FFO outlook (see table below). There are no specified items in connection with this outlook.

The IATSE and Teamsters unions ratified new contracts in mid-July and early August, respectively, which paves the way for production to normalize. The Company's outlook assumes lower studio NOI in the third quarter, as operating conditions are incrementally less favorable than the first half of the year and it will take time to greenlight and ready new productions. Accordingly, the Company has also adjusted its full-year same-store cash NOI growth assumptions due to slower than anticipated absorption within its same-store studio portfolio.

The Company believes that office occupancy at the end of the third quarter could be in line with that reported for the second quarter. However, the Company's third quarter FFO outlook assumes that office lease expirations in the second and third quarter result in lower average office occupancy and NOI for the third quarter compared to the second quarter. The Company’s same-store office portfolio continues to perform in line with its previously provided full-year same-store cash NOI growth assumptions.

This outlook reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press

Hudson Pacific Properties, Inc.
Press Release

release and in earlier announcements. It otherwise excludes any impact from new acquisitions, dispositions, debt financings, amendments or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that actual results will not differ materially from these estimates.

Below are some of the assumptions the Company used in providing this outlook:

Unaudited, in thousands, except share data

	Full Year 2024
	Assumptions
Metric	Low	High
Growth in same-store property cash NOI(1)(2)	(12.50)%	(13.50)%
GAAP non-cash revenue (straight-line rent and above/below-market rents)(3)	$—	$(5,000)
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(6,500)	$(8,500)
General and administrative expenses(4)	$(78,000)	$(84,000)
Interest expense(5)	$(173,000)	$(183,000)
Non-real estate depreciation and amortization	$(32,000)	$(34,000)
FFO from unconsolidated joint ventures	$500	$2,500
FFO attributable to non-controlling interests	$(18,000)	$(22,000)
FFO attributable to preferred units/shares	$(21,000)	$(21,000)
Weighted average common stock/units outstanding—diluted(6)	145,000,000	146,000,000
(1)Same-store for the full year 2024 is defined as the 41 office properties and three studio properties, as applicable, owned and included in the Company's stabilized portfolio as of January 1, 2023, and anticipated to still be owned and included in the stabilized portfolio through December 31, 2024.
(2)Please see non-GAAP information below for definition of cash NOI.
(3)Includes non-cash straight-line rent associated with the studio and office properties.
(4)Includes non-cash compensation expense, which the Company estimates at $26,000 in 2024.
(5)Includes non-cash interest expense, which the Company estimates at $4,000 in 2024.
(6)Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2024 includes an estimate for the dilution impact of stock grants to the Company's executives under its long-term incentive programs. This estimate is based on the projected award potential of such programs as of the end of the most recently completed quarter, as calculated in accordance with the ASC 260, Earnings Per Share.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
Supplemental Information
Supplemental financial information regarding Hudson Pacific's second quarter 2024 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property and debt maturity schedules.
Conference Call
The Company will hold a conference call to discuss second quarter 2024 financial results at 2:00 p.m. PT / 5:00 p.m. ET on August 7, 2024. Please dial (833) 470-1428 and enter passcode 550142 to access the call. International callers should dial (404) 975-4839 and enter the same passcode. A live, listen-only webcast and replay can be accessed via the Investors section of the Company's website

Hudson Pacific Properties, Inc.
Press Release

at HudsonPacificProperties.com.
About Hudson Pacific Properties
Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. For more information visit HudsonPacificProperties.com.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.
Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com
Media Contact
Laura Murray
Vice President, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
Press Release

Consolidated Balance Sheets
In thousands, except share data

	6/30/24	12/31/23
	(Unaudited)
ASSETS
Investment in real estate, at cost	$8,394,504	$8,212,896
Accumulated depreciation and amortization	(1,776,693)	(1,728,437)
Investment in real estate, net	6,617,811	6,484,459
Non-real estate property, plant and equipment, net	120,761	118,783
Cash and cash equivalents	78,458	100,391
Restricted cash	21,482	18,765
Accounts receivable, net	18,251	24,609
Straight-line rent receivables, net	217,543	220,787
Deferred leasing costs and intangible assets, net	329,310	326,950
Operating lease right-of-use assets	363,843	376,306
Prepaid expenses and other assets, net	109,049	94,145
Investment in unconsolidated real estate entities	212,130	252,711
Goodwill	264,144	264,144
TOTAL ASSETS	$8,352,782	$8,282,050

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$4,114,125	$3,945,314
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	228,036	203,736
Operating lease liabilities	378,785	389,210
Intangible liabilities, net	24,997	27,751
Security deposits, prepaid rent and other	83,940	88,734
Total liabilities	4,896,019	4,720,881

Redeemable preferred units of the operating partnership	9,815	9,815
Redeemable non-controlling interest in consolidated real estate entities	51,140	57,182

Equity
HPP stockholders' equity:
4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference, 18,400,000 authorized; 17,000,000 shares outstanding at 06/30/24 and 12/31/23	425,000	425,000
Common stock, $0.01 par value, 481,600,000 authorized, 141,232,361 shares and 141,034,806 shares outstanding at 06/30/24 and 12/31/23, respectively	1,403	1,403
Additional paid-in capital	2,700,907	2,651,798
Accumulated other comprehensive income (loss)	2,824	(187)
Total HPP stockholders' equity	3,130,134	3,078,014
Non-controlling interest—members in consolidated real estate entities	176,346	335,439
Non-controlling interest—units in the operating partnership	89,328	80,719
Total equity	3,395,808	3,494,172
TOTAL LIABILITIES AND EQUITY	$8,352,782	$8,282,050

Hudson Pacific Properties, Inc.
Press Release

Consolidated Statements of Operations
In thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)
REVENUES
Office
Rental revenues	$172,596	$203,486	$344,023	$406,143
Service and other revenues	3,443	3,805	7,091	7,781
Total office revenues	176,039	207,291	351,114	413,924
Studio
Rental revenues	14,441	16,374	28,041	32,627
Service and other revenues	27,520	21,503	52,868	50,880
Total studio revenues	41,961	37,877	80,909	83,507
Total revenues	218,000	245,168	432,023	497,431
OPERATING EXPENSES
Office operating expenses	75,304	76,767	148,251	150,821
Studio operating expenses	37,952	34,679	75,061	71,923
General and administrative	20,705	18,941	40,415	37,665
Depreciation and amortization	86,798	98,935	178,652	196,074
Total operating expenses	220,759	229,322	442,379	456,483
OTHER INCOME (EXPENSES)
Loss from unconsolidated real estate entities	(2,481)	(715)	(3,224)	(1,460)
Fee income	1,371	2,284	2,496	4,686
Interest expense	(44,159)	(54,648)	(88,248)	(108,455)
Interest income	579	236	1,433	607
Management services reimbursement income—unconsolidated real estate entities	1,042	1,059	2,198	2,123
Management services expense—unconsolidated real estate entities	(1,042)	(1,059)	(2,198)	(2,123)
Transaction-related expenses	113	2,530	(2,037)	1,344
Unrealized loss on non-real estate investments	(1,045)	(843)	(1,943)	(4)
Gain on extinguishment of debt	—	10,000	—	10,000
Gain on sale of real estate	—	—	—	7,046
Other income	1,334	138	1,477	135
Total other expenses	(44,288)	(41,018)	(90,046)	(86,101)
Loss before income tax provision	(47,047)	(25,172)	(100,402)	(45,153)
Income tax provision	(510)	(6,302)	(510)	(1,140)
Net loss	(47,557)	(31,474)	(100,912)	(46,293)
Net income attributable to Series A preferred units	(153)	(153)	(306)	(306)
Net income attributable to Series C preferred shares	(5,047)	(5,047)	(10,094)	(10,094)
Net income attributable to participating securities	(207)	(297)	(409)	(850)
Net loss (income) attributable to non-controlling interest in consolidated real estate entities	3,751	(346)	7,920	(1,377)
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	961	508	2,118	1,402
Net loss attributable to common units in the operating partnership	1,225	646	2,454	928
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(47,027)	$(36,163)	$(99,229)	$(56,590)

BASIC AND DILUTED PER SHARE AMOUNTS
Net loss attributable to common stockholders—basic	$(0.33)	$(0.26)	$(0.70)	$(0.40)
Net loss attributable to common stockholders—diluted	$(0.33)	$(0.26)	$(0.70)	$(0.40)
Weighted average shares of common stock outstanding—basic	141,181	140,910	141,152	140,967
Weighted average shares of common stock outstanding—diluted	141,181	140,910	141,152	140,967

Hudson Pacific Properties, Inc.
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Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net loss	$(47,557)	$(31,474)	$(100,912)	$(46,293)
Adjustments:
Depreciation and amortization—consolidated	86,798	98,935	178,652	196,074
Depreciation and amortization—non-real estate assets	(8,211)	(8,832)	(16,192)	(17,224)
Depreciation and amortization—HPP's share from unconsolidated real estate entities(2)	2,006	1,195	3,157	2,458
Gain on sale of real estate	—	—	—	(7,046)
Unrealized loss on non-real estate investments	1,045	843	1,943	4
FFO attributable to non-controlling interests	(5,576)	(13,239)	(10,996)	(26,862)
FFO attributable to preferred shares and units	(5,200)	(5,200)	(10,400)	(10,400)
FFO to common stock/unit holders	23,305	42,228	45,252	90,711
Specified items impacting FFO:
Transaction-related expenses	(113)	(2,530)	2,037	(1,344)
One-time derivative fair value adjustment	1,310	—	1,310	—
Prior period net property tax adjustment—Company’s share	—	(1,469)	—	(1,469)
Deferred tax asset valuation allowance	—	3,516	—	3,516
One-time gain on debt extinguishment	—	(10,000)	—	(10,000)
One-time tax impact of gain on debt extinguishment	—	2,751	—	2,751
FFO (excluding specified items) to common stock/unit holders	$24,502	$34,496	$48,599	$84,165

Weighted average common stock/units outstanding—diluted	145,657	143,428	145,647	143,379
FFO per common stock/unit—diluted	$0.16	$0.29	$0.31	$0.63
FFO (excluding specified items) per common stock/unit—diluted	$0.17	$0.24	$0.33	$0.59

(1)    We calculate Funds from Operations ("FFO") in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)    HPP's share is a Non-GAAP financial measure calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity

Hudson Pacific Properties, Inc.
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using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest.

Hudson Pacific Properties, Inc.
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Adjusted Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
FFO (excluding specified items)	$24,502	$34,496	$48,599	$84,165
Adjustments:
GAAP non-cash revenue (straight-line rent and above/below-market rents)	(118)	(2,660)	1,900	(11,796)
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	1,638	1,814	3,304	3,637
Non-real estate depreciation and amortization	8,211	8,832	16,192	17,224
Non-cash interest expense	1,764	5,025	3,610	9,701
Non-cash compensation expense	6,889	6,229	13,421	11,385
Recurring capital expenditures, tenant improvements and lease commissions	(18,645)	(22,599)	(34,388)	(48,124)
AFFO	$24,241	$31,137	$52,638	$66,192

(1)    Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) HPP's share of non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP's share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above- and below-market lease intangible assets and liabilities, amortization of above- and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Hudson Pacific Properties, Inc.
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Net Operating Income(1)
Unaudited, in thousands

	Three Months Ended June 30,
	2024	2023
RECONCILIATION OF NET LOSS TO NET OPERATING INCOME (“NOI”):
Net loss	$(47,557)	$(31,474)
Adjustments:
Loss from unconsolidated real estate entities	2,481	715
Fee income	(1,371)	(2,284)
Interest expense	44,159	54,648
Interest income	(579)	(236)
Management services reimbursement income—unconsolidated real estate entities	(1,042)	(1,059)
Management services expense—unconsolidated real estate entities	1,042	1,059
Transaction-related expenses	(113)	(2,530)
Unrealized loss on non-real estate investments	1,045	843
Gain on extinguishment of debt	—	(10,000)
Other income	(1,334)	(138)
Income tax provision	510	6,302
General and administrative	20,705	18,941
Depreciation and amortization	86,798	98,935
NOI	$104,744	$133,722

NOI Detail
Same-store office cash revenues	166,181	178,783
Straight-line rent	(1,887)	(727)
Amortization of above/below-market leases, net	1,262	1,589
Amortization of lease incentive costs	(350)	(262)
Same-store office revenues	165,206	179,383

Same-store studios cash revenues	20,186	17,153
Straight-line rent	109	417
Amortization of lease incentive costs	(9)	(9)
Same-store studio revenues	20,286	17,561

Same-store revenues	185,492	196,944

Same-store office cash expenses	68,608	67,252
Straight-line rent	317	399
Non-cash compensation expense	15	35
Amortization of above/below-market ground leases, net	650	676
Same-store office expenses	69,590	68,362

Same-store studio cash expenses	12,540	9,396
Non-cash compensation expense	40	113
Same-store studio expenses	12,580	9,509

Same-store expenses	82,170	77,871

Same-store NOI	103,322	119,073
Non-same-store NOI	1,422	14,649
NOI	$104,744	$133,722
(1)    We evaluate performance based upon property Net Operating Income ("NOI") from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make

Hudson Pacific Properties, Inc.
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distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.